Exhibit 99.5

SUBSCRIPTION AGREEMENT

Macatawa Bank Corporation (the "Company") is offering shares of its common stock in a public offering at a purchase price of $2.30 per share. This is an agreement to purchase shares of our common stock in the public offering. You are receiving this form because you expressed an interest in purchasing shares of our common stock in the public offering. Once you sign and deliver this agreement, your subscription to purchase shares of our common stock in the public offering is irrevocable and binding.

Please note: the terms of the public offering are described in our prospectus dated May 10, 2011 and the supplement to the prospectus that we enclosed with this Subscription Agreement. We refer to the prospectus and the enclosed prospectus supplement collectively as "the Prospectus." You should read the Prospectus carefully before completing and returning this Subscription Agreement. If you no longer wish to purchase shares in the public offering you may discard this form.

To purchase shares of our common stock:
1.	Complete and sign this Subscription Agreement.

2.	Complete the Substitute IRS Form W-9 provided at the end of this Subscription Agreement.

3.	Return the completed Subscription Agreement, Substitute Form W-9 and payment for your shares to the Company no later than 5:00 PM Eastern Daylight Time on June 20, 2011.

4.	You may pay for your shares by certified check or wire transfer to Macatawa Bank Corporation. Please see the reverse side of this form for wire transfer instructions.

Please complete the following information. Please note that you may subscribe for a maximum of _________ shares.
	X	$2.30	=
Number of shares you are		Price per share		Total subscription price
subscribing for				(Pay this amount)

Exact name(s) in which you wish to have the shares registered

Street address

City	State	Zip

Telephone (including area code)

Signature

Signature of second person (if shares are to be registered in the names of more than one person)

☐

Please check this box if you wish to receive future documents and other communications related to the offering by email. If you check this box, please clearly and legibly provide your email address: ____________________________________

Form continues on following page.

Unless you otherwise request in writing, any shares to be issued in the names of two or more persons will be registered in the names of such persons as joint tenants with right of survivorship, and not as tenants in common.

The Company reserves the right to allocate shares sold to investors in the public offering in its sole discretion and for any reason.

If you have signed this Subscription Agreement in a capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation, or in any other fiduciary or representative capacity, then you must enclose appropriate evidence of your authority to sign and provide the following additional information:

Name

Capacity

Telephone

Important Terms and Conditions

By signing this Subscription Agreement and returning it to the Company, you acknowledge and agree as follows:
1.

You have received and read the Company's Prospectus. You have irrevocably subscribed for the number of shares set forth on this subscription agreement. You may not change, cancel or amend this Subscription Agreement after it is sent to Macatawa Bank Corporation.

2.

The Company and its employees, officers and directors have not made any representations or warranties regarding the Company or its common stock to you except as contained in the Prospectus, and you are not relying upon any information other than the information contained in the Prospectus.

3.

Our sale of the Shares to you has not been approved or disapproved by the SEC, the FDIC, or any other federal or state agency, and no such agency has passed on the accuracy or adequacy of the Prospectus.

4.

The shares you are purchasing are not bank deposits and are not insured by the FDIC or any other government agency. The shares are subject to investment risk, including the possible loss of the entire amount that you have invested.

5.

You will not beneficially own (as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934) more than 4.9% of the Company's outstanding shares of common stock (calculated immediately upon the closing of the rights offering, as described in the Prospectus); unless you already beneficially owned more than 4.9% of the Company's outstanding shares of common stock immediately before commencement of the rights offering.

6.

You are not required to obtain prior clearance or approval from any bank regulatory authority of the U.S. federal government, the State of Michigan or any other state to own or control stock or, if you are so required, you have obtained all necessary prior clearance or approval.

RETURN THIS FORM, THE SUBSTITUTE FORM W-9, AND FULL PAYMENT FOR YOUR SHARES
TO MACATAWA BANK CORPORATION NO LATER THAN 5:00 P.M., EASTERN TIME, ON JUNE 20, 2011
Delivery Address for Mail or Overnight Courier:	Wire Transfer Instructions:
Macatawa Bank Corporation 10753 Macatawa Drive Holland, MI 49424 Attn: Jon W. Swets	Receiver Bank Name: Receiver Bank ABA: Receiver Account Name: Receiver Account Number:	Macatawa Bank Holland, MI 072413845 Macatawa Bank Corporation 1200-030-9

In order to propertly complete this Subscription Agreement, you must complete the Substitute Form W-9 on the next page.

PAYER'S NAME: MACATAWA BANK CORPORATION

Substitute Form W-9
Department of Treasury
Internal Revenue Service

Payer's Request for Taxpayer Identification Number

Please fill in your name and address below:

_____________________________________________________
Name

_____________________________________________________
Business name, if different from above

Check appropriate box:
☐  Individual/sole proprietor
☐  Partnership
☐  Exempt from backup withholding
☐  Corporation
☐  Other

_____________________________________________________
Address (number and street)

_____________________________________________________
City, State and Zip Code

Part 1 - TAXPAYER IDENTIFICATION NO. - FOR ALL ACCOUNTS ENTER YOUR TAXPAYER IDENTIFICATION NUMBER IN THE APPROPRIATE BOX. FOR MOST INDIVIDUALS AND SOLE PROPRIETORS, THIS IS YOUR SOCIAL SECURITY NUMBER. FOR OTHER ENTITIES, IT IS YOUR EMPLOYER IDENTIFICATION NUMBER.

______________________________ Social Security Number OR ______________________________ Employer Identification Number(s)
Part 2 - Certification - For Payees Exempt from Backup Withholding - Under Penalties of perjury, I certify that:
(1)	The number shown on the form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me) and
(2)

I am not subject to backup withholding either because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3)	I am a U.S. person (including a U.S. resident alien).

Certification Instructions - You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return and you have not been notified by the IRS that you are no longer subject to backup withholding. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN.

SIGNATURE

DATE                                                                                                               , 2011